January 2, 2004

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn:  Document Control

Re:  Depositary Shares Evidenced by American
Depositary Receipts for Ordinary Shares of the par value of EUR 1.00 each of Fila Holding
S.p.A.  (File No. 333-13638)


Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts are to be issued, we attach one specimen of the ADR certificate reflecting the name change from "Fila Holding S.p.A." to "RCS
Investimenti S.p.A." effective January 1, 2004.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Fila Holding S.p.A.

Please contact me with any questions or
comments on 212-815-8365.


______________________
    Vinu Kurian
    Assistant Vice President


Attachment



THE BANK OF NEW YORK


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